24/7 Real Media, Inc.
132 W. 31st Street, 9th Floor
New York, NY 10001




POWER OF ATTORNEY



The person whose signature appears below constitutes and appoints
Mark E. Moran his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to prepare, sign and file all forms that are required to be filed with the Securities and Exchange Commission in compliance with the Section 16 of the Securities Exchange Act of 1934 as a result of the person or entity completing a transaction involving shares of TFSM stock, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.





				/s/ Brian Silva
				_________________________________
				Brian Silva
				Director, 24/7 Real Media, Inc.